EXHIBIT 8
SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS
Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.
The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location

Reed Elsevier Group plc	United Kingdom

Holding companies
Reed Elsevier (UK) Limited (1)	United Kingdom
Reed Elsevier (Holdings) Limited (6)	United Kingdom
Reed Elsevier (Investments) plc	United Kingdom
Reed Elsevier Holdings B.V.	The Netherlands
Reed Elsevier Nederland B.V.	The Netherlands
Reed Elsevier Overseas B.V.	The Netherlands
Reed Elsevier US Holdings Inc	USA
Reed Elsevier Inc. (1)	USA
Reed Elsevier Capital Inc.	USA
Elsevier STM Inc.	USA
Reed Elsevier Properties Inc.	USA

Elsevier
Elsevier Limited	United Kingdom
Elsevier B.V.	The Netherlands
Elsevier Inc.	USA
Academic Press (2)	USA
Elsevier Health Sciences (2)	USA

Business	Geographical location

MC Strategies Inc	USA
Elsevier Masson SAS	France
Elsevier Espana SL	Spain

LexisNexis
LexisNexis UK (3)	United Kingdom
LexisNexis (4)	USA
Matthew Bender and Company, Inc.	USA
Martindale-Hubbell (4)	USA
LexisNexis Risk Solutions FL Inc.	USA
LexisNexis Risk Assets Inc.	USA
LexisNexis Risk Data Management Inc	USA
LexisNexis SA	France
LexisNexis Australia (5)	Australia
Dott. A. Giuffrè Editore Spa (40%)	Italy

Reed Exhibitions
Reed Exhibitions Limited	United Kingdom
Reed Exhibitions (4)	USA
Reed Expositions France SAS	France
Reed Midem SA	France
Reed Exhibitions Brasil Ltda	Brazil
Reed Exhibitions Japan KK	Japan

Business	Geographical location

Reed Business Information
Reed Business Information Limited	United Kingdom
Reed Business B.V.	The Netherlands
Reed Business Information US (4)	USA
Reed Construction Data LLC	USA
Buyerzone.com LLC	USA
Reed Business Information SAS	France

Business	Geographical location

Elsevier Reed Finance B.V.	The Netherlands
Elsevier Swiss Holdings SA	Switzerland
Elsevier Finance SA	Switzerland
Elsevier Properties SA	Switzerland
Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions

(2)	Division of Elsevier Inc.

(3)	Division of Reed Elsevier (UK) Limited

(4)	Division of Reed Elsevier Inc.

(5)	Division of Reed International Books Australia Pty Ltd

(6)	Direct subsidiary undertaking of Reed Elsevier Group plc